UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 4, 2012

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way, Suite 148 No. 156 Portland Oregon 97230

(Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2012, Xun Energy, Inc. (the “Company”) signed a twelve month Financial Consulting Services Agreement (the “Agreement”) with Vaquero Private Capital, Inc. (“VPC”) effective as of June 1, 2012, pursuant to which VPC will provide consulting services in connection with the Company’s business affairs and assist the Company in raising capital.  In consideration of the services to be provided by VPC, the Company will pay VPC (i) a prepaid fee of $810,000.00 in the form of 16,200,000 shares of the Company upon execution of the Agreement and (ii) a success fee not to exceed 5% of any financing acceptable in whole or in part by the Company due upon closing of a loan/investment.  A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Financial Consulting Services Agreement effective as of June 1, 2012 between Xun Energy, Inc. and Vaquero Private Capital, Inc.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 5, 2012

Xun Energy, Inc. /S/ Jerry G. Mikolajczyk —————————————— By: Jerry G. Mikolajczyk Title: President/CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1	Financial Consulting Services Agreement effective as of June 1, 2012 between Xun Energy, Inc. and Vaquero Private Capital, Inc.

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